UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013

Nanometrics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 545-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Appointment of New Board Member to a Committee of the Board

On May 21, 2013, the Board of Directors (the “Board”) of Nanometrics Incorporated appointed Edward J. Brown, Jr., to serve on the Compensation Committee of the Board. Mr. Brown was initially elected to the Board on February 19, 2013, as reported in a Form 8-K filed by Nanometrics on February 22, 2013, and at that time had not yet been appointed to any committees of the Board.

Approval of 2005 Equity Incentive Plan

On May 24, 2013, the stockholders of Nanometrics approved Nanometrics’ 2005 Equity Incentive Plan, as amended and restated, referred to as the “Incentive Plan,” which amendment and restatement included the following material changes to the Incentive Plan:

•

increases the aggregate number of shares of Nanometrics’ common stock authorized for issuance under the 2005 Equity Incentive Plan by 2,600,000 shares (from 4,692,594 shares to a total of 7,292,594 shares);

•

provides that the number of shares available for issuance under the 2005 Equity Incentive Plan, as amended, will be reduced by one share for each share of common stock issued pursuant to a stock option or stock appreciation right and changes the multiplier from two shares to 1.7 shares for each share of common stock issued pursuant to an award other than a stock option or stock appreciation right (a “Full Value Award”);

•	provides that shares not issued or reacquired to satisfy tax withholding obligations in connection with Full Value Awards will again become available for issuance;

•	provides that the maximum term of stock options is seven years;

•

for purposes of Section 162(m) of the Internal Revenue Code (i) confirms the applicable award limits for purposes of compliance with Section 162(m), (ii) confirms existing performance criteria upon which performance goals may be based with respect to performance awards under the 2005 Equity Incentive Plan, and (iii) confirms existing means of adjustment when calculating the attainment of performance goals for performance awards granted under the 2005 Equity Incentive Plan; and

•	extends the term of the 2005 Equity Incentive Plan through 2023.

Approval of the amended 2005 Equity Incentive Plan by the Nanometrics stockholders also constituted approval of the terms and conditions set forth therein that permits Nanometrics to grant stock options and performance awards under the Incentive Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

The Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares to (1) employees of Nanometrics and any parent or subsidiary, (2) consultants who provide services to Nanometrics and any parent or subsidiary, and (3) directors of Nanometrics.

The above description of the Incentive Plan is a summary only and is qualified in its entirety by reference to the complete text of the Incentive Plan, which is appended to Nanometrics’ Proxy Statement filed with the Securities and Exchange Commission on April 10, 2013, and available on the SEC’s website (the “Proxy Statement”).

Item 5.07. Submission of Matters to a Vote of Security Holders

Nanometrics Incorporated held its Annual Meeting of Stockholders on May 24, 2013. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or withheld for each director, and for or against each other matter, and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Proxy Statement.

1. Nanometrics’ stockholders elected each of the directors proposed by Nanometrics for election, to serve until Nanometrics’ 2014 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
Howard A. Bain III	17,800,558	119,108
J. Thomas Bentley	17,417,948	501,718
Edward J. Brown Jr.	17,800,796	118,870
Stephen G. Newberry	17,420,422	499,244
William G. Oldham, Ph.D.	17,232,941	686,725
Bruce C. Rhine	17,778,048	141,618
Timothy J. Stultz, Ph.D.	17,854,253	65,413

There were 2,689,284 broker non-votes for this proposal.

2. Nanometrics’ stockholders approved, on an advisory basis, a resolution approving the compensation of Nanometrics’ named executive officers, as disclosed in the Proxy Statement. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
17,525,880	364,047	29,739	2,689,284

3. Nanometrics’ stockholders approved Nanometrics’ 2005 Equity Incentive Plan, as amended and restated, as described in the Proxy Statement. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
13,463,218	4,428,629	27,819	2,689,284

4. Nanometrics’ stockholders ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Nanometrics for its fiscal year ending December 28, 2013. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
20,284,095	43,737	281,118	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOMETRICS INCORPORATED

Dated: May 28, 2013	By:	/s/ Ronald W. Kisling
Ronald W. Kisling
Chief Financial Officer